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                                  Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Robert F. Golden and Jeffrey L. Van Voorhis Employee Agreements and to the incorporation by reference therein of our report dated March 6, 1996 with respect to the consolidated financial statements of LanVision Systems, Inc. incorporated by reference from its Registration Statement on Form S-1 (Registration No. 333-01494).

Cincinnati, Ohio                               / s / Ernst & Young LLP
January 31, 1997



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